Exhibit (b)(6)(c)
Revision of the By-Laws
and Articles of Incorporation
of
Modern Woodmen of America
NATIONAL HARBOR, MARYLAND
June 28, 2010
THE SOCIETY
     Sec. 1. Name and Location.—No change.
     Sec. 2. Nature, Purposes and Objectives.—No change.
MEMBERSHIP
     Sec. 3. MEMBERSHIP.—The Society, in accordance with rules and regulations prescribed by the Board of Directors, may admit as Beneficial members persons of qualified age who have furnished such acceptable evidence of insurability as may be required for a life insurance, disability, health, or annuity certificate and who support the general objectives and purposes of the Society.
     Beneficial members who have not attained sixteen years of age shall not have a voice in the management of the Society.
     The Society may admit as Social members persons of qualified age who are not Beneficial members, but who support the general objectives and purposes of the Society and desire to become members of a local ~~Camp~~Chapter and pay such dues as may be required by the Society. Social members are not eligible to hold an elective or appointive ~~Camp~~Chapter office or to serve as a delegate, alternate or ~~committeeman~~committee member to any County, District, State or National Convention, or to vote in the selection of such delegate or alternate, or to vote upon the application of any person for Beneficial membership, or on any matter affecting the rights of Beneficial members as such; provided, however, Social members shall have the right to attend meetings of any local ~~Camp~~Chapter. Social members who have attained sixteen years of age shall have the right to participate in the election of all elective ~~Camp~~Chapter officers, and shall have the right of voice and vote in matters of policy or government of the local ~~Camp~~Chapter except as in these By-Laws restricted.
     No member shall have a contractual right to any fraternal benefits provided by the Society.
     ~~Sec. 4. Applications.— Applications for membership shall be made on forms prescribed by the Board of Directors. It shall be the duty of the Camp Consul to appoint three Beneficial members as a standing Investigating Committee on Applicants to investigate the character and qualifications of an applicant for membership and report its findings as early as possible to the Camp. The Camp may accept or reject any application for Beneficial membership by vote of its Beneficial members only. If three or more negative votes shall be cast, the applicant shall be rejected. Reconsideration of an unfavorable ballot can be had at the same meeting at which the ballot was taken, or at the next regular meeting, if two-thirds of the Beneficial members of such Camp, present at such meeting, vote in favor of such reconsideration.~~

     ~~Reconsideration of the election of an applicant may be made by a majority vote of the Beneficial members of the Camp present at such meeting, if done prior to the issuance of the membership certificate or the adoption of the applicant. The National Secretary, on being notified of such action shall not issue the certificate. Adoption of applicants elected to membership shall be in accordance with the Society’s Ritual.~~
     Sec. 4. APPLICATIONS.—Applications for membership shall be made on forms prescribed by the Board of Directors and shall be ruled upon by the National Secretary who shall take into consideration the applicant’s character and other qualifications for membership as may be promulgated by the Society. Applicants found to be fit for membership shall be admitted into the Chapter for which the applicant sought membership, or such other Chapter as the National Secretary shall designate. Applicants deemed unfit for membership may appeal that decision to the Society’s President and any determination made thereon shall be final. A local Chapter may initiate each new member in keeping with that Chapter’s local custom; provided, however, that no ceremony shall be other than in accordance with the Society’s Ritual.
     Sec. 5. ~~CAMP~~CHAPTER MEMBERSHIP.—A member must hold membership in a ~~Camp~~Chapter, but cannot belong to more than one ~~Camp~~Chapter. A member who wishes to transfer membership to another ~~Camp~~Chapter, may do so by advising the National Secretary and complying with the procedure required by the Society’s Board of Directors for such transfer.
CERTIFICATES
     Sec. 6. Certificates.—Provisions and Rates.—No change.
     Sec. 7. M.W.A. 4 PERCENT CERTIFICATES—OTHER CERTIFICATES AND PREMIUMS.—
          (a) M. W. A. 4 Percent Certificates. Every certificate in force issued for insurance that became effective subsequent to July 1, 1919, and on which the premiums were computed on the basis of the Modern Woodmen of America Table of Mortality and 4 percent interest, is hereby designated a Modern Woodmen of America 4 Percent (M.W.A. 4 Percent) certificate. Each member holding this form of certificate shall pay dues as provided in Section 8 in addition to the rate indicated in the certificate.
          ~~(b) Other Certificate Forms. Each member holding other than a M.W.A. 4 Percent certificate shall pay therefor the premiums indicated therein which shall include dues.~~
          (b) Other Certificate Forms. Premiums for all certificates other than M.W.A. 4 Percent certificates shall include dues.
          (c) Liability ~~of Members~~ for Premiums. Every ~~Beneficial member~~certificateholder shall be liable for and shall pay a premium at the rate specified in the certificate and any rider attached thereto, or as otherwise provided in these By-Laws. Premium payments as herein provided shall be a condition precedent to the continuing in force of the certificate and any rider for which the payment is required, subject to any nonforfeiture provisions applicable to such certificate. Unless otherwise specified in the certificate, payments are due on the first of the month, or the first day of the premium-paying period, if the premium is paid other than monthly.
          Unless otherwise specified in the certificate, there shall be a grace period of one month during which said premium payment may be made. During such period of grace the certificate shall remain in full force, but if the member shall die within said grace period, a monthly premium shall be deducted in any settlement under the certificate.
          After the death of a member no premium shall be collected or received ~~on said member’s account~~ unless it be so ordered by the Board of Directors. When so ordered, a premium for the month of the member’s death shall be paid as a condition precedent to the Society’s liability under any certificate of such member. Provided, further, that any such payment, ~~by said member,~~ and the acceptance and retention thereof by the Society, of payments as aforesaid on account of any certificate or rider after same has ceased to be in force, shall not have the effect of continuing said certificate or rider in force, but the Society shall return such payments to the ~~member, if living, and if dead, to the beneficiary or beneficiaries~~certificateholder.
     Sec. 8. Dues. —No change.
     Sec. 9. Nonforfeiture Provisions of M.W.A. 4 Percent Certificates.—No change.
     Sec. 10. Allocation of Surplus.—No change.
     Sec. 11. MAINTENANCE OF RESERVES.—If it shall be shown that the admitted assets of the Society, as set forth in the Annual Statement furnished to the Insurance Department of the State of Illinois, shall be less than the sum of all accrued liabilities of the Society, the Board of Directors shall cause to be calculated, allocated, and apportioned the amount of reserve deficiency.

     In such event, the National Secretary shall notify each ~~member~~certificateholder affected thereby and there shall be paid by the ~~member~~certificateholder to the Society the equitable proportion of such deficiency as ascertained by the Board of Directors; and if such payment is not made, same shall stand as an indebtedness against the reserve or equity of the certificate and draw interest compounded at 5 percent per annum, but there shall be no personal liability for any such payment beyond the reserve or equity of the certificate. In lieu of such indebtedness or in combination with it, the ~~member~~certificateholder may consent to an equitable reduction in benefits except that such deficiency shall not be assessed to the portion of any certificate that provides variable benefits based on the experience of a separate account.
     Sec. 12. Default and Suspension.—No change.
     Sec. 13. REINSTATEMENT.—A certificate on which any premium is not paid when due, may be reinstated by complying with the reinstatement provision contained in said certificate. Certificates not containing a provision for reinstatement may be reinstated within three years after such due date, if the certificate has not previously been surrendered for its cash value, subject to: (a) providing evidence of insurability satisfactory to the Society of all persons insured under said certificate, (b) payment of all overdue premiums with interest at the rate of 5 percent per annum compounded annually, and (c) payment or reinstatement of any indebtedness existing on the date of premium default with loan interest compounded annually to the date of reinstatement.
     If reinstatement is not effected as provided in this section, any payment made for such purpose shall be returned.~~o the member, if living, and if dead, to the beneficiary or beneficiaries.~~
     Sec. 14. FUNDS.—All assets shall be held, invested and disbursed for the use and benefit of the Society and no member or beneficiary shall have or acquire individual rights therein or become entitled to any apportionment ~~or~~on the surrender of any part thereof, except as provided in the ~~member’s~~benefit contract.
     The Society may create, maintain, invest and apply any special fund or funds necessary to carry out any purpose permitted by the Articles of Incorporation and By-Laws of the Society.
     Sec. 15. Separate Accounts and Variable Contracts.—No change.
THE CONTRACT
     Sec. 16. Contract.—No change.
     Sec. 17. Misstatement of Age.—No change.
     Sec. 18. NO WAIVER OF ANY BY-LAWS.—No local ~~Camp~~Chapter, or officer or member thereof, is authorized or permitted to waive any of the provisions of the By-Laws of this Society which relate to the insurance contract. Neither shall any knowledge or information obtained by, nor notice to any local ~~Camp~~Chapter or officer or member thereof, or by or to any other person, be held or construed to be knowledge of or notice to the Society, or the officers thereof, until after said information or notice has been presented in writing to the National Secretary.
     Sec. 19. Beneficiaries—Vesting of Interest.—No change.
     Sec. 20. Assignment.—No change.
     Sec. 21. Beneficiaries as a Class.—No change.
     Sec. 22. Prior Death of Beneficiary—Disposition of Benefits.—No change.
     Sec. 23. Death of Insured by the Hand of a Beneficiary.—No change.
     Sec. 24. Simultaneous Death.—No change.
     Sec. 25. Protection Against Subsequent Claim.—No change.
     Sec. 26. Change of Beneficiary or Method of Payment.—No change.
     Sec. 27. Substitute Certificate.—No change.

     ~~Sec. 28. Amounts Due Minors.—If any individual who is entitled to all or a portion of an amount payable under the terms of an insurance certificate is a minor, the Society may, in its discretion, pay the sum due such minor in installments for a total of not over $5,000 per year to the person or persons who, in the sole opinion of the Society, are caring for and supporting such minor, and such payment will be a complete discharge of the Society’s liability to the extent of such payment.~~
CLAIMS
     Sec. 28. Claims.—No change.
     Sec. 29. Furnishing Proof.—No change.
     Sec. 30. Action on any Certificate.—No change.
FRATERNAL ACTIVITIES
     Sec. 31. FRATERNAL DEPARTMENT.—The Board of Directors shall have authority to create and maintain a Fraternal Department to supervise the formation and conduct of Youth Service Clubs; to assist local ~~Camps~~Chapters with their activity programs; to promote fraternal relationships and foster acts of fraternity, charity, and benevolence by and among its members; and to promote involvement in civic, youth, educational, patriotic and community service projects in behalf of this Society.
     Sec. 32. OFFICIAL PUBLICATIONS.—The Board of Directors ~~shall have authority to provide official publications for Beneficial and Social members.~~may establish for the Society official publications in which any notices, reports or statements required by law to be given to members may be published.
     Sec. 33. Hospitals—Asylums—Homes—Sanatoriums.—No change.
     Sec. 34. Fraternal Benefits.—No change.
NATIONAL CONVENTION
     Sec. 35. National Convention Defined.--No change.
     Sec. 36. Powers of National Convention.—No change.
     Sec. 37. Quorum.—No change.
     Sec. 38. Regular Meetings of the National Convention.—No change.
     Sec. 39. SPECIAL MEETINGS OF THE NATIONAL CONVENTION.—Special meetings of the National Convention shall be called by the President, if requested by ~~five~~seven members of the Board of Directors. At least twenty days prior to such meeting, written notice shall be given to each officer, delegate and alternate elected to the last National Convention. Such notices, specifying the object of such meeting and the time and place of the holding thereof, shall be prepared by the National Secretary and sent by first-class mail to said officers, delegates and alternates at their respective addresses of record on the Society’s then current official mailing list.
     Sec. 40. NUMBER OF DELEGATES—BASIS OF REPRESENTATION.—The National Convention shall consist of 190 elected delegates. The number of members who have attained sixteen years of age as of the first day of July preceding each regular quadrennial meeting of the National Convention will be divided by 190 to obtain the basis of representation number. The number of delegates to which a state is entitled will be determined by dividing the membership of ~~Camps~~Chapters located within the State, as shown by the recapitulation sheet as specified in these By-Laws, by the basis of representation number. If any State is shown to have a number of members less than the basis of representation number, the Board of Directors may combine States by assigning such State to any contiguous State for the purpose of representation in the National Convention. Each State or combination of States shall be entitled to at least one delegate to the National Convention. When the membership of a State or combination of States cannot be evenly divided by the basis of representation number and all delegates have not otherwise been allocated, then any remaining delegates shall be assigned in descending order to those States, or combination of States, having closest to the number of members required for an additional delegate until the 190 elected delegates have been allocated.

     If a State has been assigned to another State for the purpose of representation, the National Secretary shall advise all the ~~Camps~~Chapters therein of such action by mailing written notice to the ~~Secretary~~Activities Coordinator of each such ~~Camp~~Chapter on or before the first day of February preceding the date set under these By-Laws for the meeting of State Conventions. Upon mailing such notice, the delegates from each and every County or District Convention in any State so assigned shall be entitled to attend and participate in the meeting of the State Convention of the State to which so assigned, with the same rights, duties and privileges as other delegates, and for that year there shall be no State Convention held in the State so assigned.
     Sec. 41. Attendance.—No change.
     Sec. 42. REIMBURSEMENT FOR ATTENDANCE AT NATIONAL CONVENTION.—The National Convention shall make such reimbursement of expenses to its officers, delegates and ~~committeemen~~committee members actually in attendance at any regular, special, or adjourned meeting, as may be determined at such meeting. Such reimbursement shall not be made prior to the last day of said meeting.
SOCIETY’S OFFICERS
     Sec. 43. Elective Officers.—No change.
     Sec. 44. Election and Installation of Elective Officers.—No change.
     Sec. 45. Appointive Officers.—No change.
     Sec. 46. Term of Office.—No change.
     Sec. 47. Reports of Officers to National Convention.—No change.
     Sec. 48. Officers to Turn Over Property to Successors.—No change.
     Sec. 49. Bonds of Officers and Employees.—No change.
     Sec. 50. Indemnification of Officers, Directors and Employees.—No change.
PRESIDENT
     Sec. 51. EXECUTIVE OFFICER.—The President shall be the chief executive officer of the Society and ex officio a member of the Society’s Board of Directors and presiding officer thereof; shall preside at meetings of the National Convention; shall consider charges and discipline local ~~Camps~~Chapters for violations of the By-Laws of the Society; may suspend adoption of new members in any locality in which ~~Camps~~Chapters of the Society shall exist when in the best interest of the Society; and shall perform such other duties as shall be imposed by these By-Laws, or the Board of Directors.
     Sec. 52. SHALL PROMULGATE PASSWORDS AND BE INSTRUCTOR IN SECRET WORK.—The President shall select and promulgate, through the National Secretary, to the local ~~Camps~~Chapters, the Passwords, and shall be custodian of the Society’s secret work and the official instructor therein.
     Sec. 53. PRESIDENT MAY REMOVE ~~CAMP~~CHAPTER OFFICER—VACANCY—HOW FILLED.—The President may remove from office any local ~~Camp~~Chapter officer except the ~~Camp Secretary~~Chapter Activities Coordinator when in the best interest of the Society, and may fill such vacancy subject to confirmation by the Board of Directors. Once removed, a former ~~Camp~~Chapter officer may not hold any ~~Camp~~Chapter office until deemed eligible by the President.
     Sec. 54. Substitute and Successor.—No change.
     Sec. 55. Decisions and Appeals Therefrom.—No change.
NATIONAL SECRETARY
     Sec. 56. Administrative Officer.—No change.
     Sec. 57. May Delegate Authority to Perform Duties and Exercise Powers of Office.—No change.

     Sec. 58. Substitute and Successor.—No change.
     Sec. 59. MAY APPOINT AND REMOVE ~~CAMP SECRETARIES~~CHAPTER ACTIVITIES COORDINATORS.—Subject to confirmation by the Board of Directors, the National Secretary may appoint and remove local ~~Camp Secretaries~~ Chapter Activities Coordinators when in the best interest of the Society.
     Sec. 60. MAY TAKE CONTROL AND CUSTODY OF PROPERTY AND RECORDS—REMOVE OFFICERS—VACANCIES—HOW FILLED.—The National Secretary may, either in person or through an auditor, inspector or other person duly authorized for such purpose, take control and custody of the books, records, moneys, securities, property, funds, supplies, and accounts of any local ~~Camp~~Chapter or officer thereof. When in the best interest of the Society the National Secretary may either personally or through such auditor, inspector, or other person, remove from office any local ~~Camp~~Chapter officer, fill such vacancy subject to confirmation by the Board of Directors, and authorize the transfer of the aforesaid items of property from one ~~Camp~~Chapter officer to another. Once removed, a former ~~Camp~~Chapter officer may not hold any ~~Camp~~Chapter office until deemed eligible therefore by the National Secretary.
BOARD OF DIRECTORS
     Sec. 61. How Composed.—No change.
     Sec. 62. POWERS AND DUTIES.—The Board of Directors shall act as the governing body of the Society when the National Convention is not in regular, adjourned, or special meeting; administer the corporate powers of the Society; protect its charter, construe the laws of the Society; do any and all other things by it deemed advisable to carry out the objectives of the Society and not otherwise provided, reserved or prohibited by the By-Laws; and perform such other duties as may devolve upon it by the laws of the State of Illinois and the By-Laws of the Society.
     Without prejudice to the general powers conferred by this Section and other powers conferred by statute, by the Articles of Incorporation and by other provisions of these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following specific powers,
     (a) To have full control of all the Society’s funds, investments, and property with power of disposition.
     (b) To designate all banks or depositories in which funds of the Society shall be deposited.
     (c) To designate corporate custodians to receive and hold for safekeeping the investment securities of the Society.
     (d) To direct and have charge of the field work of the Society with power to appoint or remove all field representatives, fix their compensation, prescribe the territorial jurisdiction in which the Society shall operate and to do whatever else appears necessary or advisable in the promotion of the field work of the Society, with power to designate any person or persons to conduct the field work under the Board’s supervision.
     (e) To waive wholly or in part restrictions in outstanding certificates whenever the Board deems same to be for the best interest of the Society.
     (f) To examine and pass upon all claims against the Society, and direct and control the payment thereof.
     (g) To have power to appoint and remove local ~~Camp Secretaries~~Chapter Activities Coordinators.
     (h) To have power to remove from office any officer of the Society for good cause, after a fair hearing.
     (i) To have power to fill any vacancy in an elective office during the interim between meetings of the National Convention.
     (j) To prescribe Rituals which shall be printed in the English language only.
     (k) To determine bonding requirements for local ~~Camp~~Chapter officers and field representatives of the Society and to require payment of premiums therefor.
     (l) To fix the salaries or compensation of all elective and appointive Officers and Directors of the Society; provided, however, that no appointive officer or ex officio member of the Board shall receive additional compensation as a Director.

     (m) To delegate any of the powers or duties of the Board of Directors in the course of the current business of the Society to any standing or special committee or to any officer or employee of the Society or to any other person or entity upon such terms as it may determine.
     Sec. 63. Shall Appoint Committees.—No change.
     Sec. 64. MEETINGS AND QUORUM.—The Board of Directors shall hold stated meetings at such times, and in such manner, as it may determine, but at least once in each calendar quarter. Each member of said Board shall be in attendance throughout each meeting unless excused by said Board. Special meetings shall be held (1) at the call of the President, or (2) at the call of the National Secretary upon request of a majority of the members of said Board. A majority of the members of the Board of Directors shall constitute a quorum.
OTHER NATIONAL OFFICERS
     Sec. 65. Adviser.—No change.
     Sec. 66. Escort.—No change.
     Sec. 67. Watchman.--No change.
     Sec. 68. Sentry.—No change.
LAW COMMITTEE
     Sec. 69. Law Committee.—No change.
COUNTY, DISTRICT, STATE AND NATIONAL CONVENTIONS
     Sec. 70. ELIGIBILITY OF DELEGATES TO COUNTY, DISTRICT, STATE OR NATIONAL CONVENTIONS.—Delegates and alternates elected to any County, District, State or National Convention must be Beneficial members both at the time of election and at the time of serving, who have attained sixteen years of age. Any delegate or alternate elected by a local ~~Camp~~Chapter shall be a member of that ~~Camp~~Chapter. Any delegate or alternate elected by a County or District Convention shall be a member of a ~~Camp~~Chapter located within that county or district. Any delegate or alternate elected by a State Convention shall be a member of a ~~Camp~~Chapter within the jurisdiction of that State Convention.
     Sec. 71. RECAPITULATION SHEET, REPORTS AND INFORMATION.—For the purpose of determining representation in the County, District, State and National Conventions, the National Secretary shall prepare a recapitulation sheet which shall show the number of members who have attained sixteen years of age as of the first day of July preceding each regular quadrennial meeting of the National Convention. On or before the 20th day of March preceding each regular quadrennial meeting of the National Convention, the National Secretary shall furnish to each County or District Convention the portion of the recapitulation sheet with respect to the ~~Camps~~Chapters in said county or district. Immediately after the close of the County or District Convention, the Secretary thereof shall complete said reports and return them to the office of the National Secretary. The National Secretary shall furnish to each State Convention the portion of the recapitulation sheet with respect to the ~~Camps~~Chapters in the jurisdiction of said State Convention and such other information as may be necessary to guide the State Convention in electing delegates to the National Convention. Immediately after the close of the State Convention, the Secretary thereof shall complete such reports as may be required and return them to the office of the National Secretary.
     Sec. 72. BASIS OF REPRESENTATION IN COUNTY, DISTRICT AND STATE CONVENTIONS.—The basis of representation of ~~Camps~~Chapters in each County and District Convention shall be one delegate for each 25 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; provided, however, that each ~~Camp~~Chapter shall be entitled to at least one delegate. The basis of representation of counties and districts in each State Convention shall be one delegate for each 900 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; provided, however, that each County or District Convention shall be entitled to at least one delegate to the State Convention.

     Sec. 73. ELECTION OF DELEGATES BY LOCAL ~~CAMPS~~CHAPTERS.—At the time for the first local ~~Camp~~Chapter meeting in February preceding the regular quadrennial meeting of the National Convention, each ~~Camp~~Chapter shall elect delegates, and one alternate for each delegate, to a County or District Convention. Only those Beneficial members present who have attained sixteen years of age at the time of the election shall be entitled to vote in such election. Where there is but one ~~Camp~~Chapter in a county which has not been combined with another county or counties for a District Convention as provided in these By-Laws, the delegates shall be elected directly by the ~~Camp~~Chapter to the State Convention on the basis of one delegate, and one alternate for each delegate, for each 900 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; provided, however, that each such ~~Camp~~Chapter shall be entitled to at least one delegate.
     Sec. 74. COUNTY CONVENTIONS.—Each County Convention shall convene on the first Wednesday in April preceding each regular quadrennial meeting of the National Convention, at 8 o’clock p.m. or such other hour as shall have been fixed by the preceding County Convention. Said County Convention shall be at the place selected at the last preceding County Convention. Whenever there is a dispute or doubt as to the place of holding such County Convention, or whenever deemed advisable, the National Secretary may change the hour, date, or meeting place of a County Convention and in such event shall notify all of the ~~Camps~~Chapters in the county thereof by mailing notice to their ~~Camp Secretaries.~~Chapter Activities Coordinators.
     Sec. 75. DISTRICT CONVENTIONS.—If there are fewer than 451 members, as shown on the recapitulation sheet furnished by the National Secretary, for ~~Camps~~Chapters located in any county, then the Board of Directors may combine any such county with another county or counties in the same state for the holding of a District Convention in lieu of County Conventions. The District Convention shall convene at the time fixed by these By-Laws for the holding of County Conventions. Notice of any such combination and of the meeting place of any such District Convention shall be given by the National Secretary to all ~~Camps~~Chapters to be combined by mailing such notice to each ~~Camp Secretary~~Chapter Activities Coordinator in such district. Whenever deemed advisable, the National Secretary may change the hour, date or meeting place of a District Convention and in such event shall notify all of the ~~Camps~~Chapters in the district thereof by mailing notice to their ~~Camp Secretaries.~~Chapter Activities Coordinators.
     Sec. 76. ARRANGEMENTS FOR COUNTY OR DISTRICT CONVENTION—ORDER OF BUSINESS—CONTESTS—ELECTION OF DELEGATES—EXPENSES.—The National Secretary shall, on or before the 20th day of March preceding the regular quadrennial meeting of each National Convention, notify the ~~Secretary~~Activities Coordinator of each ~~Camp~~Chapter within the county or district of the place of holding the County or District Convention. The ~~Secretary~~Activities Coordinator of the largest ~~Camp~~Chapter at the place of holding the meeting of the County or District Convention shall arrange for the holding of such meeting, call the same to order and preside until a temporary chairperson is selected by such Convention. Only the uncontested delegates shall be entitled to vote in the election for the temporary chairperson. The next order of business shall be the selection of a Committee on Credentials, and no other business shall be transacted until such Committee shall have completed its work and reported to the Convention and until such report shall have been disposed of by the Convention. The right of any delegate or alternate to a seat in any County or District Convention shall not be contested except by a member of a ~~Camp~~Chapter located in the County or District. The next order of business shall be the election of a permanent Chairperson and a permanent Secretary, who shall, unless disqualified, hold their respective offices until adjournment of the County or District Convention, and the credentials of those delegates and alternates elected at such Convention have been duly signed and certified and furnished to the National Secretary. The County and District Conventions, when convened, shall elect delegates and one alternate for each delegate to a State Convention. The actual and necessary expenses incurred by County or District Convention delegates shall be paid out of the general fund of the ~~Camps~~Chapters sending such delegates.
     Sec. 77. State Conventions—Powers—Prerogatives—Election of Delegates to the National Convention.—No change.
     Sec. 78. DELEGATES AND ALTERNATES—HOW SELECTED AND DISTRIBUTED.—The delegates and alternates provided for in Section 77 shall be selected and distributed pursuant to and in conformity with the custom which has prevailed in that state; provided, however, that any State Convention may change the method of selecting said delegates and alternates, and the distribution thereof, if at the last preceding State Convention there shall have been passed a resolution providing for such change. Provided, further, that the Board of Directors may, when it deems same to be advisable, determine the method of selecting and distributing said delegates and alternates, in which event the National Secretary shall give proper notice to the State ~~Consul~~President and the State Secretary.
     Sec. ~~80~~79. OFFICERS OF STATE CONVENTIONS—TERMS OF OFFICE.—The officers of a State Convention shall be a ~~Consul~~State President, who shall preside at its meetings, and a State Secretary. They shall be Beneficial members of a ~~Camp~~Chapter within said state, both at the time of election and at the time of serving, who have attained sixteen years of age. They shall perform the duties of their respective offices for the remainder of the session at which they are elected, and at the next session until their successors are elected. Such officers shall not have a vote unless duly elected as delegates to said Convention. In case of removal of domicile of said State ~~Consul~~President or Secretary from the jurisdiction of said State Convention, such removal shall create a vacancy in the office and shall result in a forfeiture of all rights or privileges to mileage and per diem. The Society’s Board of Directors may, for cause, remove from office any State Convention officer, declare any such office vacant, and fill any vacancy.

     Sec. 80. ORDER OF BUSINESS IN STATE CONVENTIONS—CONTESTS.—The first order of business in a State Convention shall be the selection of a Committee on Credentials by the delegates whose seats are uncontested, and no other business shall be transacted until such committee shall have completed its work and reported to the Convention, and until such report shall have been disposed of by the Convention. The next order of business shall be the election of a State ~~Consul~~President and State Secretary who shall, unless disqualified, hold their respective offices until their successors are elected at the next regular meeting of the State Convention. The State ~~Consul~~President shall preside over the State Convention during the election of National Convention delegates and the transaction of other business. A roll call of delegates shall be in order upon all questions when demanded by five or more members of such Convention. The right to a seat in any State Convention by any member claiming to be a delegate or alternate thereto from any County or District Convention or local ~~Camp~~Chapter shall not be contested except by a member of a ~~Camp~~Chapter located in the same county or district.
     Sec. 81. EXPENSES OF REGULAR QUADRENNIAL STATE CONVENTION MEETINGS.—The expenses of regular quadrennial State Convention Meetings shall be paid by the Society. On or before the 31st day of January preceding each regular quadrennial meeting of the National Convention, the Board of Directors shall determine the amount to be allowed for reimbursement of expenses to each delegate in actual attendance and to the State ~~Consul~~President and Secretary holding over, if in attendance. Claim for reimbursement of expenses of delegates and officers attending the regular quadrennial State Convention meeting shall be presented upon blanks provided by the National Secretary and certified by the Secretary of the State Convention.
     Sec. 82. CREDENTIALS OF DELEGATES TO STATE, DISTRICT, OR COUNTY CONVENTIONS.—Credentials of the delegates and alternates elected by each local ~~Camp~~Chapter to a State, District, or County Convention shall be duly signed and certified by the ~~Consul~~President and ~~Secretary~~Activities Coordinator of such local ~~Camp~~Chapter. The credentials of the delegates and alternates elected by each County and District Convention to a State Convention shall be duly signed and certified by the Chairperson and Secretary of such County and District Convention. A certified list of all duly elected State Convention delegates and alternates shall be furnished to the National Secretary.
     Sec. 83. CREDENTIALS OF DELEGATES ELECTED TO NATIONAL CONVENTION.—Each State Convention shall, through its ~~Consul~~President and Secretary, certify to the National Secretary the names and addresses of all delegates and alternates elected to the National Convention. The National Secretary shall thereupon mail proper credentials to the delegates and alternates thus certified.
LOCAL ~~CAMPS~~CHAPTERS
     Sec. 84. PETITION FOR CHARTER.—Any number of persons, residing in any part of the territory~~,~~constituting the jurisdiction of this Society, may petition the Society’s President for a charter to organize a local ~~Camp~~Chapter.
     Sec. 85. GRANTING OF CHARTERS.—Upon the receipt of a charter petition, the Society’s President may grant a charter to such petitioners, if of the opinion that such action will promote the best interest of the Society.
     Sec. 86. ORGANIZATION OF NEW ~~CAMPS~~CHAPTERS.—Upon a charter being granted, the National Secretary shall forward to the field representative organizing such ~~Camp~~Chapter the charter together with rituals, blanks and such supplies as may be necessary for the use of such local ~~Camp~~Chapter. Upon receipt of said supplies and charter, the field representative may organize such ~~Camp~~Chapter, install its officers, and instruct the members in the secret work of the Society; thereupon, said ~~Camp~~Chapter shall become entitled to all the rights, privileges and benefits of an established local ~~Camp~~Chapter.
     Sec. 87. REGULAR MEETINGS AND QUORUM.—Local ~~Camps~~Chapters shall hold regular meetings at least once a month. Upon failure to so meet, unless for good and sufficient reason, the Society’s President may revoke the charter of said ~~Camp~~Chapter and transfer the members to another ~~Camp~~Chapter or ~~Camps~~Chapters. A quorum shall consist of five or more Beneficial members who have attained sixteen years of age. Any regular meeting may be adjourned to a date prior to the next regular meeting. Written notice of such adjourned meeting need not be given, and any business may be transacted at such adjourned meeting, except that no trial of a member under charges shall be commenced thereat.
     Sec. 88. INACTIVE ~~CAMP~~CHAPTER.—An inactive ~~Camp~~Chapter is one which has failed to hold a regular meeting, as provided in Section 87 of the By-Laws, during any six month period. The Society’s President is authorized to assign a field representative to build up the membership of such inactive ~~Camp~~Chapter and establish special rules and regulations covering such assignment;.~~provided, the right of the Camp to act upon and vote upon any applications for membership shall be expressly reserved and safeguarded.~~
     Sec. 89. OFFICERS’ REPORTS.—In January and July of each year, the ~~Camp Secretary, Banker and~~Board of Trustees shall make complete reports to the ~~Camp~~Chapter of their transactions for the preceding semiannual term.

     Sec. 90. EXAMINATION AND AUDIT OF ACCOUNTS OF ~~CAMP SECRETARY AND BANKER~~CHAPTER ACTIVITIES COORDINATOR.—In January and July of each year, the ~~Camp Secretary and the Banker, if any,~~Chapter Activities Coordinator shall submit the~~ir~~ books, records, accounts and reports, covering the transactions of the preceding semiannual term, to the other members of the Board of Trustees for examination and audit. ~~The~~Those Trustees shall pass upon the same and make report of their investigation to the ~~Camp~~Chapter at its next regular meeting or at a special meeting of the ~~Camp~~Chapter called for such purpose.
     Sec. 91. SPECIAL MEETINGS.—Special meetings of a local ~~Camp~~Chapter shall be called by the ~~Consul~~Chapter President when requested in writing by three or more Beneficial members, who have attained sixteen years of age. At least five days prior to such meeting the ~~Camp Secretary~~Chapter Activities Coordinator shall mail notice to each member of the ~~Camp~~ Chapter. Such notice, specifying the object of said meeting, and the time and place of the holding thereof, shall be sent by first-class mail to said members at their post office addresses last furnished. Notice of a special meeting for the purpose of adopting applicants or to attend funerals may, however, be given by publishing the same in a newspaper of general circulation, issued at the point nearest to which the ~~Camp~~Chapter is located, at least one day prior to the time of holding such meeting.
     Sec. 92. CONSOLIDATION OF ~~CAMPS~~CHAPTERS.—Should two or more ~~Camps~~Chapters so desire, they may consolidate, if approved by the Society’s President, if at a regular or special meeting called for that purpose, at which such matter is to be determined, two-thirds of the members of each ~~Camp~~Chapter present shall vote in favor thereof. Notice of such proposed consolidation shall first be given to each member in each ~~Camp~~Chapter, as provided in Section 91 hereof. In case of consolidation, the resolution adopted by each ~~Camp~~Chapter desiring such consolidation, together with the charter of the dissolving ~~Camp~~Chapter, shall be forwarded to the National Secretary. All property and funds of the dissolving ~~Camp~~Chapter shall become the property of the consolidated ~~Camp~~Chapter, and all legal liabilities of the dissolving ~~Camp~~Chapter shall be assumed by the consolidated ~~Camp~~Chapter.
     Sec. 93. REVOCATION OF CHARTERS AND CONSOLIDATION OF ~~CAMPS~~CHAPTERS BY PRESIDENT.—The Society’s President may, when in the best interest of the Society, revoke the charter of any ~~Camp~~Chapter or consolidate two or more ~~Camps~~Chapters, or create a new ~~Camp~~Chapter through the consolidation of two or more ~~Camps~~Chapters. The Society’s President shall fix and determine the conditions and terms of any such revocation or consolidation, including the disposition of the assets and liabilities of all ~~Camps~~Chapters affected. No such ~~distribution or~~ disposition shall inure to the personal benefit of an individual member. Any aggrieved ~~Camp~~Chapter may within 60 days appeal to the Board of Directors concerning any act of the Society’s President done under this Section.
     Sec. 94. DISPOSITION OF AFTER DISCOVERED ASSETS.—Subsequent to a revocation or consolidation and after a plan of disposition of assets and liabilities has been accomplished as specified in Section 93, any assets, the existence of which were not known or otherwise not included in such a plan, shall be transferred, sold or liquidated. The Society’s President shall fix and determine the disposition of such assets. The Society’s President and National Secretary shall have authority to convey good and sufficient title to such assets.
     Sec. 95. SOLICITATION FOR AID.—No solicitation for aid shall be sent to local ~~Camps~~Chapters, except by permission of the Society’s President or the Board of Directors. The Society’s President shall fix and determine the states or territory in which the appeal shall be circulated.
     ~~Sec. 97. Dangerous Appliances Prohibited.—Every local Camp and the members thereof are hereby prohibited from using any dangerous appliances or indulging in any ceremonies while conferring the degrees or adopting a member, other than those prescribed in the rituals of this Society. If the members of a local Camp violate this prohibition and use any appliances or indulge in any ceremonies other than prescribed in the rituals of the Society, the said members of the local Camp actually participating in violation of this section shall be personally liable for any damages that may be recovered as the result of such use or indulgence.~~
     Sec. 96. DANGEROUS INITIATION ACTIVITIES PROHIBITED.—Only those ceremonies prescribed in the Rituals of this Society may be used by local Chapters and the members thereof while conferring the degrees or adopting a member. All dangerous initiation activities and ceremonies are strictly prohibited. If the members of a local Chapter violate this prohibition, those members participating in such dangerous activity or ceremony shall be personally liable for any damages that may be recovered.
     Sec. 97. WAIVER OF BY-LAWS.—No local ~~Camp~~Chapter or any of the officers thereof, shall have the right or power to waive any of the provisions of the By-Laws of the Society.
     Sec. 98. LOCAL ~~CAMP~~CHAPTER FUNDS.—No local ~~Camp~~Chapter shall expend or use any of its funds or property for any purpose other than carrying on local ~~Camp~~Chapter work in conformity with the Society’s By-Laws, and no local ~~Camp~~ Chapter or officer thereof shall collect or disburse money in any attempt to defeat the By-Laws of this Society.
     Sec. 99. SALE OF LIQUOR PROHIBITED.—No local ~~Camp~~Chapter shall sell intoxicating liquor at any meeting of the ~~Camp~~Chapter or at any entertainment given under the auspices of Modern Woodmen of America.
     Sec. 100. CEREMONY AND PROCEEDINGS SHALL BE IN ENGLISH.—Every local ~~Camp~~Chapter shall be required to keep its official records and confer the ceremony of adoption in the English language, and failure to do so shall work a forfeiture of its charter.

     Sec. 101. PUBLICATIONS.—No local ~~Camp~~Chapter or member thereof shall publish or distribute or cause to be published or distributed or aid or assist in any manner in publishing or distributing any pamphlet, circular, paper, bulletin or other like document pertaining to the Society or any of its officers, members or ~~Camps~~Chapters which the Board of Directors shall deem not for the best interest of the Society.
     Sec. 102. ACTIVITIES OF ~~CAMPS~~CHAPTERS AND MEMBERS.—The Board of Directors of the Society shall have power to make rules and regulations concerning the activities of ~~Camps~~Chapters and members thereof.
     Sec. 103. LOCAL ~~CAMP~~CHAPTER BY-LAWS.—Local ~~Camps~~Chapters may adopt, alter or amend local ~~Camp~~Chapter By-Laws after the same have been approved by the Society’s President. Unless others shall have been adopted, the By-Laws prescribed for local ~~Camps~~Chapters as contained in the appendix hereto shall govern. If any local ~~Camp~~Chapter By-Law shall be inconsistent with any of the provisions of the Society’s By-Laws, including any changes, additions or amendments which may be made from time to time, then the provisions of the Society’s By-Laws shall prevail.
     ~~Sec. 105. Local Camp Officers.—The officers of a local Camp are Consul, Past Consul, Adviser, Secretary, a Board of Trustees consisting of three members, Escort, Watchman and a Sentry, who, with the exception of the Past Consul and Secretary, shall be elected as provided in Section 106. A local Camp may also elect a Banker if it so chooses, in which event the provisions of these By-Laws concerning Camp Bankers shall apply. The Consul, Past Consul, Adviser, Trustees, Escort, Watchman, Sentry and Banker must be Beneficial members of the Camp at the time of their election or appointment and during their term of office, who have attained sixteen years of age. The office of Past Consul shall be filled by the last retired Consul; provided, however, that any new Camp or any established Camp that has no eligible retired Consul shall elect one of its Beneficial members to fill such office.~~
     Sec. 104. BOARD OF TRUSTEES.—The Board of Trustees of a local Chapter shall have charge of all the property of the Chapter and shall investigate all loans, investments, bills and claims referred to it. The Board of Trustees shall consist of eight officers: Chapter President, Past President, Vice President, Activities Coordinator, Membership Coordinator and three additional Trustees. The Board of Trustees, with the exception of the Past President and Activities Coordinator, shall be elected as provided in Sections 105 and 106. The Chapter President, Past President, Vice President and the three additional Trustees must be Beneficial members of the Chapter at the time of their election or appointment and during their term of office, and must have attained sixteen years of age. The office of Past President shall be filled by the last retired Chapter President; provided, however, that any new Chapter or any established Chapter that has no eligible retired President shall elect one of its Beneficial members to fill such office. The three additional Trustees shall provide advice, input and expertise to the other Chapter officers and carry out the directions and instructions of the Chapter.
     Sec. 105. TIME OF ELECTION.—All elective local ~~Camp~~Chapter officers shall be elected by ballot at the first regular meeting in December of each year, in the order of precedence shown by Section 104. Sentence of suspension shall have the effect of making the member ineligible to hold office. The ~~Consul~~Chapter President shall act as judge of the election and shall appoint two tellers to collect the ballots and canvass the vote, the result being announced by the ~~Consul~~Chapter President upon report being made by the said tellers. A member of the Society who does not belong to the ~~Camp~~Chapter holding the election shall not nominate any member for office, or act as teller or judge of election, or vote, and shall not participate in any manner in said election. Where there is more than one candidate for any office, it shall require a majority of the votes cast to elect, except that in ~~Camps~~Chapters having By-Laws providing for the use of official printed ballots whereon the names of the candidates for all offices shall appear, and providing that ballots shall be received during a period of at least six hours, a plurality shall elect. If there shall be only one candidate placed in nomination for any office, the rules may be suspended and the candidate elected by acclamation. All Beneficial and Social members of the ~~Camp~~Chapter present, who have attained sixteen years of age, shall vote, unless excused by the ~~Camp~~Chapter. If for any reason, the election cannot be held at the time fixed herein, it may be held at the next succeeding regular meeting in December, unless written permission is obtained from the Society’s President providing otherwise.
     Sec. 106. TERMS OF OFFICE.—All elective officers of a local ~~Camp~~Chapter, except the Trustees, shall hold their respective offices for one year, and until their successors are elected and qualified. The ~~members of the Board of~~three additional Trustees of a newly chartered ~~Camp~~Chapter shall serve—one for one year, one for two years, and one for three years. Their respective terms of office shall be determined by lot. Thereafter, one Trustee shall be elected annually, whose term of office shall be three years, and until a successor is duly elected and qualified. Should any elective office, other than that of ~~Consul~~Chapter President, become vacant, the same shall be filled immediately by special election, except as provided in Section 109 hereof, and in Section 7 of Article II of the local ~~Camp~~Chapter By-Laws, contained in the appendix hereto.
     Sec. 107. INELIGIBILITY FOR OFFICE.—Any ~~Camp Secretary~~member of the Board of Trustees who has been removed under the provisions of these By-Laws or who has misappropriated ~~Camp~~Chapter money or defrauded any member or member’s family or beneficiary, shall be ineligible to serve again ~~as Secretary of any Camp~~on any Chapter Board of Trustees.
     Sec. 108. INSTALLATION OF OFFICERS-ELECT.—The elective local ~~Camp~~Chapter officers shall be installed at the first regular or special meeting held on or subsequent to the fifth day of January in each year, by the Society’s President, the Society’s President’s Representative, Past ~~Camp Consul~~Chapter President, or ~~Consul~~President of another ~~Camp~~Chapter; or the ~~Camp Consul~~Chapter President may appoint someone to perform that duty. No local ~~Camp~~Chapter shall install its officers until the books and accounts of the ~~Secretary and the Banker~~Activities Coordinator have been audited and the semiannual report shall have been formulated and forwarded to the Home Office.

     Sec. 109. ABSENCE AT INSTALLATION.~~OF OFFICERS-ELECT.~~—In the event that any member elected to an office in the local ~~Camp~~Chapter is not present at the appointed time to be installed, unless excused by a majority vote of the members present, said office shall be declared vacant, and a successor shall be elected by ballot at once and thereupon installed. If excused under the provisions of this section, the officer shall be installed at the next regular meeting of the ~~Camp~~Chapter. The ~~Camp~~Chapter, by a majority vote, may permanently excuse any officer from installation, for reasons considered good and sufficient by the ~~Camp~~Chapter. The installation of officers shall be regarded as a ritualistic ceremony only, and qualifications for office shall not be complete on the part of the officers required to give bond until their bonds have been duly executed, approved and accepted. No bonded elective officer shall deliver any property or funds on hand to a successor, until notified by the Board of Trustees that such successor has duly qualified.
     Sec. 110. CERTAIN OFFICERS SHALL HOLD BUT ONE OFFICE.—No member shall, while holding the office of ~~Consul~~Chapter President, Past President, ~~Adviser,~~Vice President, ~~Secretary or Banker~~Activities Coordinator or Membership Coordinator, serve the ~~Camp~~Chapter in any other office on the Board of ~~as one of its~~Trustees, nor shall any ~~Camp Secretary~~Chapter Activities Coordinator or Membership Coordinator hold any such similar position in any other fraternal benefit society, association or order, nor shall any ~~Camp~~Chapter officer act as a representative or solicitor for any other fraternal benefit society, association or order.
~~CAMP CONSUL~~CHAPTER PRESIDENT
     ~~Sec. 112. Duties.—The Consul shall preside at all meetings of the local Camp. The Consul shall communicate the Passwords, appoint all committees not otherwise provided for, and decide all questions of law and order, subject to appeal to the President. Such Consul shall act as judge of all elections, and shall sign all orders on the Banker before payment shall be made thereof, and shall perform all other duties reasonably necessary and required by the By-Laws of this Society.~~
     Sec. 111. DUTIES.—The Chapter President shall preside at all meetings of the local Chapter. The Chapter President shall communicate the Passwords, appoint all committees not otherwise provided for, and decide all questions of law and order, subject to appeal to the Society’s President. Such Chapter President shall act as judge of all Chapter elections and shall perform all other duties reasonably necessary and required by the By-Laws of the Society.
     Sec. 112. DUTY TO FILL VACANCIES.—In case of a vacancy in any local ~~Camp~~Chapter office, except ~~Consul~~President, and for the succession to which no provision is made in these By-Laws, the ~~Consul~~Chapter President shall immediately appoint such officer, pro tempore, to fill said vacancy, which officer, if elective, shall hold office until the next regular meeting of the ~~Camp~~Chapter, when said vacancy shall be filled by election. Said election shall be conducted in the same manner as the annual election of local ~~Camp~~Chapter officers.
~~CAMP ADVISER~~CHAPTER VICE PRESIDENT
     ~~Sec. 114. Duties.—The Adviser shall be the second officer in rank in the local Camp, and shall preside and perform all the duties of the Consul in case of the absence, refusal to act, or disability of the latter. Should the office of Consul become vacant by death, resignation or otherwise, the Adviser shall succeed to the office. In case of the absence, refusal to act, or disability of both the Consul and the Adviser, the Banker shall preside and perform the duties of Consul.~~
     Sec. 113. DUTIES.—The Chapter Vice President shall be the second officer in rank in the local Chapter, and shall preside and perform all the duties of the Chapter President in case of the absence, refusal to act, or disability of the latter. Should the office of Chapter President become vacant by death, resignation or otherwise, the Chapter Vice President shall succeed to the office. In case of the absence, refusal to act, or disability of both the Chapter President and the Chapter Vice President, the Chapter Activities Coordinator shall preside and perform the duties of Chapter President.
~~CAMP SECRETARY~~CHAPTER ACTIVITIES COORDINATOR
     ~~Sec. 115. Duties.—The Camp Secretary, who must be a Beneficial member of the Society, is the fraternal coordinator of the Camp and shall be responsible for promoting fraternal activities and community service projects. The Secretary shall keep the minutes, records and accounts of the local Camp, conduct the correspondence thereof, and may communicate the Passwords to the members of the Camp.~~
     Sec. 114. DUTIES.—The Chapter Activities Coordinator, who must be a Beneficial member of the Society, is the fraternal coordinator of the Chapter and shall be responsible for planning, promoting and reporting the results of fraternal activities and community service projects. The Chapter Activities Coordinator shall pay all approved bills, account for all transactions, provide the Board of Trustees with any financial records when so requested and shall perform such other duties as required by these By-Laws or the By-Laws of the Chapter. The Chapter Activities Coordinator shall keep the minutes, records and accounts of the local Chapter, conduct the correspondence thereof, and may communicate the Passwords to the members of the Chapter.

     Sec. 115. HANDLING OF FUNDS.—The ~~Camp Secretary~~Chapter Activities Coordinator shall account for all moneys received in accordance with the provisions of these By-Laws. ~~If the Camp has a Banker, the Secretary shall pay to the Banker all funds of the local Camp.~~Any accounts in which ~~Camp~~Chapter funds are deposited shall be in the name of the ~~Camp~~Chapter at a bank approved by the National Secretary. In January and July of each year the ~~Secretary~~Activities Coordinator shall furnish to the Board of Trustees a certificate from the depository showing the balance of such funds in the name of the ~~Camp~~Chapter. ~~If the Camp has a Banker, the Camp Secretary shall write and sign all orders drawn on the Banker and sign all official documents.~~
     Sec. 116. REPORTS.—The ~~Camp Secretary~~Chapter Activities Coordinator shall make all reports required by the By-Laws of the Society, by the Society’s President, by the National Secretary, and by the By-Laws of the ~~Camp~~Chapter, and as often as required by them.
     Sec. 117. NOTIFY APPLICANT OF ~~ELECTION~~ADMISSION.—Immediately after the ~~election~~admission of an applicant ~~to~~for Beneficial membership~~,~~to the Chapter, the ~~Camp Secretary~~Chapter Activities Coordinator shall notify such applicant thereof.
     Sec. 118. SEMIANNUAL REPORTS.—The ~~Camp Secretary~~Chapter Activities Coordinator shall, in January and July of each year, forward to the National Secretary a semiannual financial and activity report for the ~~Camp~~Chapter, together with such other information as may be required by the Board of Directors, Society’s President or National Secretary.
     Sec. 119. AGENT OF LOCAL ~~CAMP~~CHAPTER.—The ~~Secretary~~Activities Coordinator of a local ~~Camp~~Chapter is hereby made and declared to be the agent of such ~~Camp~~Chapter, and not the agent of the Society, and no act not specifically authorized in these By-Laws, nor any omission, shall have the effect of creating a liability on the part of this Society, or of waiving any right or immunity belonging to it.
     Sec. 120. COMPENSATION.—The ~~Camp Secretary~~Chapter Activities Coordinator shall receive as compensation for the faithful performance of duty, such sum as the local ~~Camp~~Chapter fixes and provides.
~~CAMP BANKER~~
     ~~Sec. 122. Duties.—The Camp Banker shall account for funds received from the Camp Secretary. The Banker shall have custody of all securities belonging to the Camp, pay all approved bills, account for all transactions, and shall perform such other duties as required by these By-Laws or the By-Laws of the Camp.~~
CHAPTER MEMBERSHIP COORDINATOR
     Sec. 121. DUTIES.—The Chapter Membership Coordinator, who must be a Beneficial member of the Society, shall be in charge of recruiting prospective members to the Chapter and promoting active participation in Chapter fraternal activities and community service projects. The Chapter Membership Coordinator is also the host at all Chapter activities.
     ~~Sec. 123. Deposit of Funds.—The Camp Banker shall deposit all Camp funds in a bank approved by the National Secretary in the name of the Camp. In January and July of each year, the Banker shall furnish to the Camp Secretary a certificate from the bank showing the balance of such funds.~~
     ~~Sec. 124. Reports.—The Camp Banker shall make a full report to the Camp of all transactions of the preceding semiannual period in January and July of each year, and at such other times as may be required by the Camp or the Board of Trustees.~~
     ~~Sec. 125. When Camp Banker Shall Preside.—In the absence of both the Consul and the Adviser, the Camp Banker shall preside at the meetings of the Camp, and in case of the Banker’s absence the members shall select some other Beneficial member of the Camp to preside.~~
~~OTHER CAMP OFFICERS~~
     ~~Sec. 126. Escort.—The Escort shall conduct applicants through the adoption ceremony, light the Camp fire, take up the Passwords from all present at the meeting of the Camp before opening in form, investigate the urn and report the contents to the Consul at the appropriate time, and perform such other duties as the Ritual, By-Laws, and Consul may require.~~
     ~~Sec. 127. Watchman.—The Watchman shall have charge of the inner door, and shall perform all duties of the office under the direction of the adviser.~~
     ~~Sec. 128. Sentry.—The Sentry shall have charge of the outer door and ante room, and shall courteously welcome visitors, and entertain belated members until they enter the Camp in form.~~

     ~~Sec. 129. Board of Trustees.—The Board of Trustees of the Camp shall have charge of all the property of the Camp except money and securities, carry out the directions and instructions of the Camp in matters relating thereto, and shall report accordingly to the Camp. It shall investigate all loans, investments, bills and claims referred to it. In January and July of each year, the Board of Trustees shall examine the reports, books and records, and audit the accounts of the Camp for the preceding semiannual period, and make report of such examination and audit to the Camp at its next regular meeting.~~
DISCIPLINE
     Sec. 122. CONDUCT FOR WHICH LOCAL ~~CAMP~~CHAPTER MAY BE DISCIPLINED.—Should the local ~~Camp~~Chapter, either through its actions or failure to act, be guilty of conduct which, in the opinion of the Board of Directors, is offensive or derogatory to the Society, the ~~Camp~~Chapter shall be subject to discipline and may be punished therefore by suspension or revocation of its charter.
     Sec. 123. PROCEDURE IN DISCIPLINING ~~CAMP~~CHAPTER.—Upon receipt of notice that a local ~~Camp~~Chapter has conducted itself in such a manner as to possibly be in violation of the provisions of Section ~~130~~122, the Society’s President shall make complaint against said local ~~Camp~~Chapter to the Board of Directors. The Board of Directors shall determine whether the conduct charged constitutes an offense against the Society, and, if so, it shall thereupon give notice to the ~~Camp~~Chapter against which the Society’s President has made complaint and direct that such charges shall be heard and determined in such manner as said Board of Directors may prescribe. Such notice to the ~~Camp~~Chapter shall be given by the Board of Directors through the National Secretary, by letter addressed to the ~~Camp Secretary~~Chapter Activities Coordinator at the address of the ~~Secretary~~Activities Coordinator as shown by the records of the National Secretary. Nothing contained ~~in this chapter~~herein shall prevent the suspension or dissolution of a ~~Camp~~Chapter, without charges, as otherwise provided in the By-Laws of the Society.
     Sec. 124. Offenses For Which Member May Be Disciplined.—No change.
     Sec. 125. PROCEDURE IN DISCIPLINING MEMBER.—A member accused of conduct unbecoming a member of the Society, as described in Section ~~132~~124 shall be entitled to a hearing in which the validity of the charges and the punishment, if any to be imposed, shall be determined. The Board of Directors shall prescribe (a) the manner of filing charges against any member accused of conduct set forth in Section ~~132~~124; (b) the procedures to be followed in hearing and determining such charges; (c) the punishment that may be imposed; and (d) the procedures governing all appeals. Provided, however, that no punishment shall deprive a member of any rights conferred under the terms of any certificate, and in no case shall the punishment imposed exceed a fine of $50 or one year’s suspension, or both.
     Sec. 126. EFFECT OF SUSPENSION.—If the hearing of the charges against the member results in a fine or suspension from the ~~Camp~~Chapter, such member shall thereby be deprived of the privilege of attending any meeting of any ~~Camp~~Chapter, or of having any voice therein during the period of suspension or until the fine imposed is paid, and shall not be entitled to the Passwords or any of the other privileges of the Society for a like period. During this time said member shall not be a delegate or alternate to any County, District, State, or National Convention and shall not attend any such convention or have any voice therein, and shall be deprived of all rights of every nature whatsoever, except such rights conferred under the terms of any certificate and the right to make premium payments thereon.
     Sec. 127. EFFECT OF REPRIMAND.—If the hearing of the charges against a member results in a reprimand, such member may not be permitted to participate in deliberations of the ~~Camp~~Chapter for one month, nor fill any office in the ~~Camp~~Chapter during such period.
MISCELLANEOUS PROVISIONS
     Sec. 128. MODERN WOODMEN OF AMERICA MEMORIAL SERVICES.—Each local ~~Camp~~  Chapter may, at its first meeting in June, or at such other time as it may designate, hold appropriate memorial services for deceased members.
     Sec. 129. Sundays and Legal Holidays.—No change.
     Sec. 130. Amendment of the Society’s By-Laws.—No change.
     Sec. 131. Amendment of Articles of Incorporation.—No change.
     Sec. 132. Repealing Clause.—No change.
     Sec. 133. Proof of By-Laws.—No change.
     Sec. 134. EFFECTIVE DATE.—Except as herein otherwise provided, these laws shall take effect and be in force on and after the ~~12th day of August, 2008,~~first day of September, 2010.

ARTICLES OF INCORPORATION
OF
MODERN WOODMEN OF AMERICA
     1. No change.
     2. No change.
     3. No change.
     4. The plan which shall be followed in carrying out the purpose of this Society is as follows, to wit: By the organization of local ~~Camps~~Chapters and a National Convention, as defined in the By-Laws. The local ~~Camps~~Chapters shall have stated meetings at least once a month, and the National Convention shall meet at least once in four calendar years. The National Convention shall be the legislative and governing body of the Society, having jurisdiction over all subordinate ~~Camps~~Chapters and officers and members of the Society. It shall be the judge of the election and qualification of its own members. It shall possess the power to do and perform any and all acts and things by it deemed essential to the welfare and perpetuity of the Society and in conformity with the laws of the State of Illinois. The Society shall have the power to acquire, hold and convey such real and personal property as shall be requisite for the convenient accommodation of the transaction of its business and such as may come into its possession by reason of its investments or in satisfaction of indebtedness. The Society may create, maintain, and operate for the benefit of its sick, disabled, aged, or distressed members and their families and dependents, hospitals, asylums, homes, or sanatoriums, and for such purpose may own, hold, or lease personal property and real property located within or without the State of Illinois, with necessary buildings thereon.
     5. No change.
     6. No change.